Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Property Acquisition

On September 2, 2014, Emerald Oil, Inc. (the “Company”, or “Emerald”) acquired certain oil and natural gas properties and assets located McKenzie, Billings and Dunn Counties of North Dakota from an unrelated third party (“Liberty Assets”). The total consideration paid was approximately $71.2 million in cash and the assignment of approximately 4,300 net acres located in Williams County, North Dakota.

The foregoing summary of the transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase and Sale Agreement, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q on August 4, 2014, and is incorporated herein by reference (the “Purchase and Sale Agreement”). The representations and warranties of the parties in the Purchase and Sale Agreement are, in many respects, qualified by materiality and limited to the knowledge of the entity making the representation and warranty, but their accuracy forms the basis of one of the conditions to the obligations of the parties to complete the transaction. These representations and warranties were made only for purposes of the Purchase and Sale Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this report. Accordingly, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information that the Company has disclosed in other filings with the SEC.

In conjunction with the acquisition discussed above, the Company and its lending syndicate entered into an amendment to the Company’s credit facility to increase the borrowing base under the credit facility from $100 million to $200 million. The redetermined borrowing base shall remain in effect until the earlier of (i) the next scheduled redetermination date or (ii) the date the borrowing base is otherwise adjusted pursuant to the terms of the credit facility. The other terms of the credit facility remained unchanged. The Company had zero outstanding under its credit facility, and therefore full availability.

The foregoing description of the amendment to the credit facility is a summary only and is qualified in its entirety by reference to the complete text of the amendment to the Company’s credit facility, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined balance sheet is based on the historical balance sheets of Emerald and the Liberty Assets, giving effect to Emerald’s acquisition of the Liberty assets as if the transaction had occurred on June 30, 2014. The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and the six months ended June 30, 2014 are based on the historical statements of operations of Emerald and the Liberty Assets, giving effect to Emerald’s acquisition of the Liberty Assets as if the transaction had occurred on January 1, 2013. The historical information is derived from the audited financial statements of Emerald for the year ended December 31, 2013 and the unaudited financial statements for the six months ended June 30, 2014. The Liberty Assets’ historical information has been derived from audited statement of operating revenues and direct operating expenses for the year ended December 31, 2013 and the unaudited statement of operating revenues and directing operating expenses for the six months ended June 30, 2014.

The unaudited pro forma condensed combined financial statements are provided for information purposes only and are based on estimates and assumptions as set forth in the notes to such statements. Pursuant to Regulation S-X, Article 11, of the Securities and Exchange Commission, pro forma adjustments include the effects of events that are directly attributable to the acquisition and are factually supportable. As actual adjustments may differ from pro forma adjustments, the unaudited pro forma combined financial information has been prepared for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the combined results of operations to be expected in any future period or the results that actually would have been realized had the transaction been completed on January 1, 2013. This information should be read in conjunction with the historical financial statements and related notes of Emerald and the Liberty Assets and in conjunction with the accompanying notes to these unaudited pro forma condensed combined financial statements.

EMERALD OIL, INC. ACQUISITION OF LIBERTY ASSETS

Pro Forma Condensed Combined Balance Sheet

As of June 30, 2014

(in thousands, except share and per share data)

(Unaudited)

	Emerald Oil, Inc.	Pro Forma Adjustments	Reference	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$134,172	$(72,134)	(a) (b) (c)	$62,038
Restricted Cash	6,000	—		6,000
Accounts Receivable – Oil and Natural Gas Sales	9,353	—		9,353
Accounts Receivable – Joint Interest Partners	36,397	—		36,397
Other Receivables	1,600	—		1,600
Prepaid Expenses and Other Current Assets	534	—		534
Total Current Assets	188,056	(72,134)		115,922

PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method, at cost:
Proved Oil and Natural Gas Properties	378,487	56,607	(a)	435,094
Unproved Oil and Natural Gas Properties	122,067	15,555	(a)	137,622
Equipment and Facilities	4,110	—		4,110
Other Property and Equipment	1,645	—		1,645
Total Property and Equipment	506,309	72,162		578,471
Less – Accumulated Depreciation, Depletion and Amortization	(63,202)	—		(63,202)
Total Property and Equipment, Net	443,107	72,162		515,269
Restricted Cash	4,000	—		4,000
Debt Issuance Costs, Net of Amortization	6,205	457	(b)	6,662
Deposits on Acquisitions	304	—		304
Other Non-Current Assets	227	—		227
Total Assets	$641,899	$485		$642,384

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$91,417	$—		$91,417
Fair Value of Commodity Derivatives	5,853	—		5,853
Accrued Expenses	13,238	(65)	(a)	13,173
Advances from Joint Interest Partners	3,724	—		3,724
Total Current Liabilities	114,232	(65)		114,167

LONG-TERM LIABILITIES
Convertible Senior Notes	172,500	—		172,500
Asset Retirement Obligations	1,243	1,040	(a)	2,283
Warrant Liability	17,670	—		17,670
Other Non-Current Liabilities	266	—		266
Total Liabilities	305,911	975		306,886

COMMITMENTS AND CONTINGENCIES

Preferred Stock – Par Value $.001; 20,000,000 Shares Authorized;
Series B Voting Preferred Stock – 5,114,633 issued and outstanding at June 30, 2014 and December 31, 2013. Liquidation preference value of $5,115 as of June 30, 2014 and December 31, 2013.	5	—		5

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $.001; 500,000,000 Shares Authorized, 66,471,276 and 65,840,370 Shares Issued and Outstanding, respectively	66	—		66
Additional Paid-In Capital	420,571	—		420,571
Accumulated Deficit	(84,654)	(490)	(c)	(85,144)
Total Stockholders’ Equity	335,988	(490)		335,498
Total Liabilities and Stockholders’ Equity	$641,899	$485		$642,384

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

EMERALD OIL, INC. ACQUISITION OF LIBERTY ASSETS

Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2013

(in thousands, except share and per share data)

(Unaudited)

	Emerald Oil, Inc.	Liberty Assets	Pro Forma Adjustments	Notes	Pro Forma Combined
		(d)
REVENUES
Oil Sales	$52,610	$10,744	$—		$63,354
Natural Gas Sales	1,371	573	—		1,944
Net Losses on Commodity Derivatives	(2,657)	—	—		(2,657)
Total Revenues	51,324	11,317	—		62,641

OPERATING EXPENSES
Production Expenses	8,520	2,179	—		10,699
Production Taxes	5,703	1,082	—		6,785
General and Administrative Expenses	30,507	—	—		30,507
Depletion of Oil and Natural Gas Properties	17,310	—	3,976	(f)	21,286
Depreciation and Amortization	144	—	—		144
Accretion of Discount on Asset Retirement Obligations	32	—	7	(g)	39
(Gain) on Sale of Oil and Natural Gas Properties, Net	(7,372)	—	—		(7,372)
Total Operating Expenses	54,844	3,261	3,983		62,088

INCOME (LOSS) FROM OPERATIONS	(3,520)	8,056	(3,983)		553

OTHER INCOME (EXPENSE)
Interest Expense	(288)	—	—		(288)
Warrant Revaluation Expense	(7,077)	—	—		(7,077)
Other Income	3	—	—		3
Total Other Expense, Net	(7,362)	—	—		(7,362)

INCOME (LOSS) BEFORE INCOME TAXES	(10,882)	8,056	(3,983)		(6,809)

INCOME TAX PROVISION	—	—	—		—

NET INCOME (LOSS)	(10,882)	8,056	(3,983)		(6,809)
Less: Preferred Stock Dividends and Deemed Dividends	(20,279)	—	—		(20,279)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(31,161)	$8,056	$(3,983)		$(27,088)

Net Income (Loss) Per Common Share – Basic and Diluted	$(0.75)				$(0.65)

Weighted Average Shares Outstanding – Basic and Diluted	41,383,277				41,383,277

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

EMERALD OIL, INC. ACQUISITION OF LIBERTY ASSETS

Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2014

(in thousands, except share and per share data)

(Unaudited)

	Emerald Oil, Inc.	Liberty Assets	Pro Forma Adjustments	Notes	Pro Forma Combined
		(e)
REVENUES
Oil Sales	$48,723	$8,227	$—		$56,950
Natural Gas Sales	1,600	902	—		2,502
Net Losses on Commodity Derivatives	(7,462)	—	—		(7,462)
Total Revenues	42,861	9,129	—		51,990

OPERATING EXPENSES
Production Expenses	6,515	1,800	—		8,315
Production Taxes	5,490	941	—		6,431
General and Administrative Expenses	16,125	—	—		16,125
Depletion of Oil and Natural Gas Properties	14,878	—	2,955	(f)	17,833
Depreciation and Amortization	147	—	—		147
Accretion of Discount on Asset Retirement Obligations	36	—	7	(g)	43
Total Operating Expenses	43,191	2,741	2,962		48,894

INCOME (LOSS) FROM OPERATIONS	(330)	6,388	(2,962)		3,096

OTHER INCOME (EXPENSE)
Interest Expense	(1,308)	—	—		(1,308)
Warrant Revaluation Expense	(1,967)	—	—		(1,967)
Other Income	4	—	—		4
Total Other Expense, Net	(3,271)	—	—		(3,271)

INCOME (LOSS) BEFORE INCOME TAXES	(3,601)	6,388	(2,962)		(175)

INCOME TAX PROVISION	—	—	—		—

NET INCOME (LOSS)	$(3,601)	$6,388	$(2,962)		$(175)

Net Loss Per Common Share – Basic and Diluted	$(0.05)				$(0.00)

Weighted Average Shares Outstanding – Basic and Diluted	66,251,632				66,251,632

The accompanying notes are an integral part of these unaudited pro forma condensed financial statements.

EMERALD OIL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The following table summarizes the purchase price and estimated values of assets acquired and liabilities assumed (in thousands):

Purchase Price

Consideration Given:
Cash	$71,187
Assignment of oil and natural gas properties	35,918
Liabilities assumed, net	1,121

Total	$108,226

Allocation of Purchase Price:
Proved oil and natural gas properties	$56,607
Unproved oil and natural gas properties	51,473
Liabilities released	146

Total fair value of oil and natural gas properties	$108,226

2.	PRO FORMA ADJUSTMENTS TO THE CONDENSED COMBINED BALANCE SHEET

(a)	Reflects the pro forma allocation of the purchase price for the Liberty Assets to the acquired assets and liabilities and the assignment of oil and natural gas assets as consideration to Liberty based on the initial fair values, pending completion of our valuation analysis.

(b)	Reflects cash utilized for transaction costs, origination fees and related loan closing costs associated with increasing and amending the existing credit facility and related deferred asset.

(c)	Reflects estimated acquisition costs (e.g., attorney, accountant,consulting fees and allocated internal personnel costs) to be incurred in the second half of 2014 of $490,000 associated with the Liberty Assets acquisition.

3.	PRO FORMA ADJUSTMENTS TO THE CONDENSED COMBINED STATEMENT OF OPERATIONS

(d)	Operating revenues and direct operating expenses of the Liberty Assets for the year ended December 31, 2013.

(e)	Operating revenues and direct operating expenses of the Liberty Assets for the six months ended June 30, 2014.

(f)	Reflects additional depletion expense attributable to the interests acquired in the Liberty Operating Assets based on the purchase price allocations.

(g)	Reflects additional accretion expense on asset retirement obligations attributable to the interests acquired in the Liberty Operating Assets based on the purchase price allocations.